                                                                                          Power of Attorney

I, Shubham Maheshwari, hereby constitute and appoint Kimberley E. Honeysett, Matthew C. Lowell, Matthew A. Martinez, Brian Qualls, Benjamin A. Jones, and Stephanie D. Reid, and each of them individually, as my true and lawful attorney-in-fact to:

1. Prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

2. Complete and execute on my behalf as an officer and/or director of Varex Imaging Corporation (the "Company") any Forms 3, 4, or 5, and any amendment thereto, required to be filed by me under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

3. Do and perform any and all acts for and on my behalf which may be necessary or desirable to complete any such Form 3, 4 or 5, and any amendment thereto, and timely file such form or amended form with the SEC and any stock exchange or similar authority; and

4. Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each of such attorneys-in-fact full power and authority to do and perform any and every act which is necessary or desirable to be done in the exercise of any of the powers and authority granted in this Power of Attorney, with full power of substitution and revocation, and I ratify and confirm every act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Power of Attorney and the powers and authority granted herein.

I acknowledge that the attorneys-in-fact appointed in this Power of Attorney, in serving in such capacity at my request, are not assuming, and the Company is not assuming, any of my responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934 or the rules or regulations thereunder.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 with respect to my holding or transactions in securities issued by the Company, unless I earlier revoke this Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 29 day of July, 2020 at Salt Lake City, Utah.

                                                                                /s/ Shubham Maheshwari
                                                                                                       Shubham Maheshwari